EXHIBIT 99.1

DISTRIBUTION REPORT

FOR

PreferredPLUS TRUST SERIES GEC-1

DISTRIBUTION DATE

SEPTEMBER 15, 2011

CUSIP NUMBER 740434642

CUSIP NUMBER 740434634

(i)	the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the General Electric Capital Corp 6.75% Notes due 2032 (the “Underlying Securities”):

Interest:	$5,202,731.25
Principal:	0.00
Premium:	0.00

(ii)	the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

Paid by the Trust:	$0.00
Paid by the Depositor:	$1,000.00

(iii)	the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution Date:

Class A:
Interest:	$4,663,188.75
Principal:	$0.00

Unpaid Interest Accrued:	$0.00

Class B:
Interest:	$539,542.50
Principal:	$0.00

Unpaid Interest Accrued:	$0.00

(iv)	the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.

Principal Amount:	$154,155,000
Interest Rate:	6.750%
Rating:
Moody’s Investor Service	Aa2
Standard & Poor’s Rating Service	AA+

(v)	the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date.

Class A: ($25 Stated Amount)
Initial Principal Balance:	$154,155,000
Reduction:	(0)
Principal Balance 09/15/11:	$154,155,000

Class B: ($25 Notional Stated Amount)
Initial Principal Balance:	$154,155,000
Reduction:	(0)
Notional Principal Balance 09/15/11:	$154,155,000